                                HCC INDUSTRIES INC.
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (in thousands)


                                                                   FOR THE YEAR ENDED
                                                        ---------------------------------------
                                                         MARCH 28,      MARCH 29,      MARCH 30,
                                                           1998           1997           1996
                                                         ---------      ---------      ---------
Earnings:

  Earnings before taxes and extraordinary item           $  6,020       $   (821)      $  8,893

  Add:  Fixed charges(1)                                   10,327          2,946          1,924
                                                         --------       --------       --------
                                                         $ 16,347       $  2,125       $ 10,817
                                                         --------       --------       --------
                                                         --------       --------       --------
 Fixed Charges:(1)

  Interest expense                                       $ 10,327       $  2,946       $  1,924
                                                         --------       --------       --------
                                                         --------       --------       --------
Ratio of Earnings to Fixed Charges                            1.6          --(2)            5.6
                                                         --------       --------       --------
                                                         --------       --------       --------



(1) The ratios of earnings to fixed charges were computed by adding earnings before income taxes and extraordinary item to fixed charges and dividing by fixed charges. Fixed charges consist of interest expense and amortization of debt issuance costs.

(2) The Company's earnings were insufficient to cover fixed charges for the year ended March 29, 1997. The dollar amount of the deficiency was $821,000.